SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                              January 31, 2006
                              ----------------
                               Date of Report
                     (Date of earliest event reported)


                                GeNOsys, INC.
                                -------------
           (Exact name of registrant as specified in its charter)


    Utah                          000-49817                       87-0671592
    ----                          ---------                       ----------
(State or other           (Commission File Number)            (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)
                          5063 North Riverpark Way
                             Provo, Utah 84604
                             -----------------
                   (Address of Principal Executive Offices)

                               (801) 420-9994
                               --------------
                       (Registrant's Telephone Number)

                                     N/A
                                     ---
        (Former Name or Former Address if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.
            ------------------------

     See the Press Release, Exhibit 99.1, attached hereto and incorporated herein by reference.

Item 8.01 Other Events.
          ------------

     On January 24, 2006, we executed a Research and Advisory Services Agreement (the "Agreement") with IriSys Inc., a Pharmaceutical Formulation Development and cGMP ("current good manufacturing practices") firm located in San Diego, California.

     Under the Agreement, IriSys will provide contract services to us to support the development of a tablet that produces a known quantity of nitric oxide when used in conjunction with development of our custom generators. IriSys' development activities will include methods suitable for the germination of the tablet properties and nitric oxide generation; the formulated development of the components to determine the process of producing tablets with acceptable characteristics for use in our generators; the development of a blending and tableting process; prototype development; packaging development; manufacturing and process development; stability testing; and analytic methods validation.

     These services are anticipated to commence on or about February
15, 2006, at an estimated cost of approximately $407,900, payable in various increments based on progress billings over an estimated eight month period during which IriSys estimates they will have completed these services.

Item 9.01   Financial Statements and Exhibits.
            ---------------------------------

Exhibit Number     Description
--------------     -----------

99.1               Press Release of January 31, 2006

                                Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GENOSYS, INC.


Dated: 1/31/06                            /s/ John W.R. Miller
      ----------------                  ----------------------------------
                                          John W.R. Miller
                                          President

GENOSYS INC. AWARDS CONTRACT TO IRISYS TO SUPPORT THE DEVELOPMENT OF PORTABLE NITRIC OXIDEGENERATION

PROVO, Utah-- (BUSINESS WIRE)- Tuesday, January 31, 2006-GeNOsys (generated nitric oxide systems) Inc, (OTC:BB GNYS), a medical research and development company specializing in pharmaceutical, biotechnical and medical gas generating systems, announces that the Company has signed an agreement with IriSys, Inc. of San Diego, California to support the development of sufficient quantity and purity of Nitric Oxide using GeNOsys' portable generating device. The contractor will further develop processes for manufacturing stable product and packaging methods using suitable components required for a FDA required IND(investigational new drug) application.

Mr. Clark Mower, GeNOsys' Director stated, "We are happy to announce the signing of a development contract with IriSys. We have been extremely impressed with their scientific capability and responsiveness to the needs of our Company. This contract represents a significant step toward our vision of making cost effective portable Nitric Oxide production a reality. We look forward to announcing additional strategic events in the near future."

GeNOsys USA Inc. (generated nitric oxide systems) is a medical research and development company specializing in pharmaceutical, biotechnical and medical gas generating systems. Nitric oxide gas will be one of the medical gases that will be generated along with various combinations of beneficial medical gases suitable for the control of human disease. GeNOsys management believes it can reduce regulatory time by "proving equivalence" to existing, FDA approved, nitric oxide, compressed gas cylinders. Distribution will be accelerated through the use of already existing distribution networks that currently sell related respiratory products. For further information, see the Company's Website at: www.genosysusa.com

This press release may contain forward-looking statements including the Company's beliefs about its business prospects and future results of operations. These statements involve risks and uncertainties. Among the important additional factors that could cause actual results to differ materially from those forward-looking statements are risks associated with the overall economic environment, changes in anticipated earnings of the company and other factors detailed in the company's filings with the SEC. In addition, the factors underlying Company forecasts are dynamic and subject to change and therefore those forecasts speak only as of the date they are given. The Company does not undertake to update them; however, it may choose from time to time to update them and if it should do so, it will disseminate the updates to the investing public.

Contact Information:
GeNOsys Inc., Provo
Michael Dancy, 801-746-3570
e-mail: investor@geNOsysusa.com
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